Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding Limited Partner Interests in

Morgan Stanley Institutional Fund of Hedge Funds LP

Tendered Pursuant to the Offer to Purchase

Dated July 15, 2016

Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

Morgan Stanley Institutional Fund of Hedge Funds LP by,

12:00 Midnight, Eastern Time, on September 28, 2016,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Morgan Stanley Institutional Fund of Hedge Funds LP:

c/o Morgan Stanley Alternative Investment Partners LP

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Attn: Gina Panchella

For additional information:

Phone: (610) 260-7600

Fax: (212) 507-8307

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously requested a tender of all or a portion of its limited partner interest in Morgan Stanley Institutional Fund of Hedge Funds LP (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Limited Partner Interests in the Fund Dated July 15, 2016 (the “Letter of Transmittal”). The undersigned continues to understand that the amount it has requested to tender and the amount the Fund accepts for tender may differ, as explained in the Letter of Transmittal and the Offer to Purchase Limited Partner Interests in the Fund Dated July 15, 2016 (the “Offer to Purchase”).

As set forth in its Letter of Transmittal, the undersigned requested a tender in the amount of:

☐	All of the undersigned’s limited partner interest.

☐	That amount of the undersigned’s limited partner interest having the following dollar value:*

$

☐	That amount of the undersigned’s limited partner interest whose value is in excess of the minimum initial investment applicable for the Fund.

*	Limited Partners desiring to tender Interests for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Limited Partner’s Interest at any time if the aggregate value of such Limited Partner’s Interest is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right to repurchase Interests compulsorily may be a factor which Limited Partners may wish to consider when determining the extent of any tender for purchase by the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its request to tender all or a portion of its limited partner interest in the Fund such that:

☐	NONE of the undersigned’s limited partner interest will be purchased by the Fund.

☐	A PORTION of the undersigned’s limited partner interest will be purchased by the Fund and the dollar value of that portion still to be purchased by the Fund is:

$                    .*

*	NOTE: This option may be used only to decrease the dollar value of the portion of the limited partner interest to be purchased by the Fund. If an increase in the dollar value of the portion of the limited partner interest to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed (a) the undersigned’s limited partner interest (or portion thereof) in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above and (b) the Fund’s acceptance of the undersigned’s tender request, along with the non-negotiable Promissory Note previously issued to the undersigned and dated as of September 12, 2016, will be deemed null and void.

Account Number:

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory
Date: